SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): October 13, 2003

                          THE SPORTS CLUB COMPANY, INC.
           -----------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                                 --------------
                 (State or Other Jurisdiction of Incorporation)


        1-13290                                        95-4479735
       ----------                                    --------------
(Commission File Number)                   (IRS Employer Identification Number)


                     11100 Santa Monica Boulevard, Suite 300
                          Los Angeles, California 90025
                      -------------------------------------
                    (Address of Principal Executive Offices)

                  Registrant's telephone number, including area
                               code: 310-479-5200

                                 Not Applicable
             ------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                           Index of Exhibits on Page 3



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Item 5. Other Events and Regulation FD Disclosure

     On October 13, 2003, The Company announced that it has mutually agreed with Palisade Concentrated Equity Partnership, L.P. ("Palisade") to set aside its previously announced intention of "going private." The Company expects to receive an amended letter of intent setting forth the revised terms and conditions under which Palisade would propose to make an $18.5 million equity investment in the Company, subject to an additional investment by certain of the Company's existing stockholders, the proceeds of which would be retained by the Company to fund operations. There can be no assurance that the Company will receive the amended letter of intent, or that the proposed financing transaction with Palisade will be completed.

     All statements in this report other than statements of historical fact are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in this report. The forward looking statements speak only as of the date of this report, and the Company expressly disclaims any obligation to release publicly any update or revision to any forward looking statement contained herein if there are changes in the Company's expectations or in any events, conditions or circumstances on which any such forward looking statement is based.

Item 7. Financial Statements and Exhibits


(a) Financial Statements

     Not Applicable


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(b) Pro Forma Financial Information

     Not Applicable



(c) Exhibits

     99.1 Press Release dated October 13, 2003.


                  [Remainder of Page Intentionally Left Blank]


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                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 14, 2003                     THE SPORTS CLUB COMPANY, INC.



                                            By:   /s/  Timothy M. O'Brien
                                               --------------------------------
                                                       Timothy M. O'Brien
                                                       Chief Financial Officer


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                                                                   EXHIBIT 99.1



                                  NEWS RELEASE



For Immediate Release                                     CONTACT:
                                                          Rex Licklider, Co-CEO
                                                          (310) 479-5200


                     THE SPORTS CLUB COMPANY, INC. ANNOUNCES
                    TERMINATION OF GOING PRIVATE TRANSACTION;
                 EXPECTS REVISED PROPOSAL FROM PALISADE CAPITAL


LOS ANGELES, CA (October 13, 2003)-- The Sports Club Company, Inc. (AMEX: SCY) announced today that it has mutually agreed with Palisade Concentrated Equity Partnership, L.P. ("Palisade") to set aside its previously announced intention of "going private." The Company expects to receive an amended letter of intent setting forth the revised terms and conditions under which Palisade would propose to make an $18.5 million equity investment in the Company, subject to an additional investment by certain of the Company's existing stockholders, the proceeds of which would be retained by the Company to fund operations. There can be no assurance that the Company will receive the amended letter of intent, or that the proposed financing transaction with Palisade will be completed.

"During the course of our discussions with Palisade and other principal stockholders, it became increasingly clear that the best and most effective use of any new capital infusion is to provide working capital rather than utilize those funds to repurchase outstanding shares," stated Rex A. Licklider, Co-Chief Executive Officer. "If we are unable to structure an acceptable arrangement with Palisade over the next few weeks, we intend to pursue other transactions that we believe will improve the Company's balance sheet and cash position, which, if accomplished, will inure to the benefit of all stockholders," Mr. Licklider added.

All statements in this press release other than statements of historical fact are forward


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looking  statements  within the meaning of the "safe  harbor"  provisions of the
Private   Litigation   Reform  Act  of  1995.  These  statements  are  based  on
management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in this press release. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation to release publicly any update or revision to any forward looking statement contained herein if there are changes in the Company's expectations or if any events, conditions or circumstances on which any such forward looking statement is based.

The Sports Club Company, based in Los Angeles, California, owns and operates luxury sports and fitness complexes nationwide under the brand name "The Sports Club/LA."

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